    This document contains 6 pages.  The exhibit index is located on page 4.
   As filed with the Securities and Exchange Commission on January 24, 2000.
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                      NABI
               (Exact name of issuer as specified in its charter)

          DELAWARE                                   59-1212264
(State or other jurisdiction                (I.R.S. employer identification no.)
of incorporation or organization)


       5800 PARK OF COMMERCE BOULEVARD, N.W., BOCA RATON, FLORIDA  33487
                   (Address of principal executive offices)
                           -------------------------

                 1998 NON-QUALIFIED EMPLOYEE STOCK OPTION PLAN
                             (Full title of plan)

                              -------------------


             DAVID J. GURY                    Copies of communications to:
                 NABI                          CONSTANTINE ALEXANDER, ESQ.
 5800 PARK OF COMMERCE BOULEVARD, N.W.        NUTTER, MCCLENNEN & FISH, LLP
      BOCA RATON, FLORIDA  33487                 ONE INTERNATIONAL PLACE
            (561) 989-5800                  BOSTON, MASSACHUSETTS  02110-2699
     (Name, address and telephone                   (617) 439-2000
     number of agent for service)

                              -------------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
 TITLE OF EACH CLASS OF SECURITIES TO    AMOUNT BEING        PROPOSED            PROPOSED            AMOUNT OF
 BE REGISTERED                          REGISTERED (1)       MAXIMUM             MAXIMUM         REGISTRATION FEE
                                                         OFFERING PRICE    AGGREGATE OFFERING
                                                            PER SHARE             PRICE
------------------------------------------------------------------------------------------------------------------
Common Stock,
$.10 par value per share                 400,000 Shares       $4.44 (2)            $1,776,000 (2)      $468.87 (2)
==================================================================================================================

(1) This Registration Statement covers 400,000 shares of Common Stock which may be issued under Nabi's 1998 Non-Qualified Employee Stock Option Plan. In addition, this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may be issued under said Plan as a result of a stock dividend, stock split or other recapitalization.

(2) Calculated pursuant to Rules 457(c) and (h) under the Securities Act of 1933 based upon the weighted average of (i) 10,947 shares underlying options granted under the Plan having a per share exercise price of $2.88,
     (ii) 8,500 shares underlying options granted under the Plan having a per share exercise price of $2.75, (iii) 5,000 shares underlying options granted under the Plan having per share exercise price of $3.31, (iv) 1,000 shares underlying options granted under the Plan having a per share exercise price of $2.69, (v) 18,000 shares underlying options granted under the Plan having a per share exercise price of $3.00, (vi) 2,500 shares underlying options granted under the Plan having a per share exercise price of $4.06, (vii) 25,000 shares underlying options granted under the Plan having a per share exercise price of $4.13; (viii) 10,000 shares underlying options granted under the Plan having a per share exercise price of $4.00; (ix) 6,000 shares underlying options granted under the Plan having a per share exercise price of $5.94; (x) 5,000 shares underlying options granted under the Plan having a per share exercise price of $5.47; (xi) 1,000 shares underlying options granted under the Plan having a per share exercise price of $4.94; (xii) 4,000 shares underlying options granted under the Plan having a per share exercise price of $5.13; (xiii) 1,000 shares underlying options granted under the Plan having a per share exercise price of $3.56; (xiv) 28,000 shares underlying options granted under the Plan having a per share exercise price of $3.63; (xv) 2,500 shares underlying options granted under the Plan having a per share exercise price of $3.69; (xvi) 2,500 shares underlying options granted under the Plan having a per share exercise price of $3.94; (xvii) 2,500 shares underlying options granted under the Plan having a per share exercise price of $5.06; (xviii) 94,500 shares underlying options granted under the Plan having a per share exercise price of $4.44; and (xix) 172,053 shares underlying options to be granted under the Plan at an assumed per share exercise price of $4.9375 representing the average of the high and low prices per share of the Common Stock as reported on the Nasdaq National Market on January 14, 2000.

--------------------------------------------------------------------------------

   In accordance with General Instruction E to Form S-8, the contents of the registrant's Registration Statement on Form S-8 (File No. 33-56071) relating to the registrant's 1998 Non-Qualified Employee Stock Option Plan (the "Prior Form S-8") are incorporated by reference in this Registration Statement.

--------------------------------------------------------------------------------

     In accordance with General Instruction E to Form S-8, the following information is not contained in the Prior Form S-8:


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS.
         --------

     See the exhibit index immediately preceding the exhibits attached hereto.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 24th day of January, 2000.

                              NABI


                              By:  /s/ David J. Gury
                                 ---------------------------------------------
                                   David J. Gury
                                   Chairman, President and Chief
                                   Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURES                          TITLE                           DATE
------------------------------------          -------                         ------

       /s/ David J. Gury            Chairman of the Board, President,     January 24, 2000
----------------------------------  Chief Executive Officer
          David J. Gury

      /s/ Thomas  H. McLain         Senior Vice President, Corporate      January 24, 2000
----------------------------------  Services and Chief Financial Officer
          Thomas H. McLain

         /s/ Mark Smith             Senior Director of Finance and        January 24, 2000
----------------------------------  Chief Accounting Officer
            Mark Smith

      /s/ Joseph C. Cook, Jr.       Director                              January 24, 2000
----------------------------------
        Joseph C. Cook, Jr.

    /s/ Richard A. Harvey, Jr.      Director                              January 24, 2000
----------------------------------
       Richard A. Harvey, Jr.

     /s/ David L. Castaldi          Director                              January 24, 2000
----------------------------------
        David L. Castaldi

     /s/ David A. Thompson          Director                              January 24, 2000
----------------------------------
        David A. Thompson

      /s/ George W. Ebright         Director                              January 24, 2000
----------------------------------
        George W. Ebright

       /s/ Linda Jenckes            Director                              January 24, 2000
----------------------------------
          Linda Jenckes

                                 EXHIBIT INDEX


Exhibit No.    Title                                     Page
----------     -----                                     ----

Exhibit 5      Opinion of Nutter, McClennen & Fish, LLP   5


Exhibit 23.1   Consent of Nutter, McClennen & Fish, LLP   Contained in
                                                          Exhibit 5


Exhibit 23.2   Consent of PricewaterhouseCoopers LLP      6
